TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


ILLUSTRATED CONTRACT INSURED

    Male age 42 preferred nonsmoker $700,000 Face Amount with Death Benefit Option 1
    $7,000 planned annual premium paid annually on the policy anniversary

    12% Hypothetical Gross Annual Investment Option Return
    Current Cost-of-Insurance Rates

POLICY VALUE

    Ending     [Beginning Policy Value + Net Premium - Monthly Deduction -
    Policy   = COI Deduction]  x  Net Investment Factor
    Value

             = [$22,528.07 + $6,580.00 - $0.00 - $174.44]      x     1.008514711

             = $29,179.99


        Derivation of Investment Option Return:               11.36%

                                          Gross Investment Option Rate of Return:              12.00%
                              less        Assumed Asset Charges: *                              0.64%
                                                                                            ----------
                                                                                               11.36%

               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

       Periodic Deduction for Cost-of-Insurance (COI) and Other Contract Charges (Example assumes calculations on the 1st month of the 5th Policy Year)

        Net Premium      =               Gross Premium        less         Premium Expense Charge
                         =                      $7,000        less         $7,000 x 6.00%
                         =                      $6,580

               i) Premium Expense Charge equals 6.00% of Gross premiums received.

        Monthly
        Deduction        =         Policy Fee + Administrative Expense Charge
                         =                       $0.00          +          $0.00
                         =                       $0.00

               ii) Policy Fee for this example is $0.00
              iii) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

                        Administrative Expense Charge           =          $0.00

        COI
        Deduction        =         Net Amount at Risk     x                COI Rate
                         =         $668,607.79               x             0.00026090000
                         =         $174.44

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

              iv) The Currect monthly Cost-of-Insurance rate is 0.00026090000

                  Subtotal 1                 =          Beginning Policy Value                     plus
                                                        Net Premium                                less
                                                        Monthly Deduction

                                             =                   $22,528.07 plus
                                                                  $6,580.00 less
                                                                      $0.00

                                             =                   $29,108.07

                  Subtotal 2                 =          Corridor Percentage            x           Subtotal 1
                                             =                 2.09                   x            $22,528.07
                                             =          $47,083.67

                  Minimum
                  Death                      =          The greater of Subtotal 2 and the Face Amount
                  Benefit
                                             =          The greater of $47,083.67 and $700,000

                                             =          $700,000.00

                  Net Amount                 =          Minimum Death Benefit / 1.0032737 less
                  at Risk                               Subtotal 1

                                             =                  $697,715.86 less
                                                                 $29,108.07

                                             =          $668,607.79

Net Investment Factor

     The Net Investment Factor is calculated each day the New
     York Stock Exchange is open for trading (a Valuation
     Date). The period between successive Valuation Dates is called a Valuation Period.

     We determine the Net Investment Factor for any Valuation
     Period using the following equation: ( A / B ) - C where:

     A is:             1. The net asset value per share of Fund held in the
                       Investment Option as of the Valuation Date;    PLUS
                       2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period
                       just ended;    PLUS or MINUS
                       3. A per-share charge or credit, as we may determine on
                       the Valuation Date for tax reserves;   AND

     B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date; PLUS or MINUS
                       2. The per-share unit charge or credit for tax reserves
                       as of the end of the last prior Valuation Date;   AND

     C is the applicable Investment Optiuon deduction for the Valuation Period.

     For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

  v) The currect year Mortality and Expense (M&E) charge is 0.65%

     Net
     Investment = [1 + Investment Option Return - Current Year M&E Charge](1/12) Factor
                = [1 + 11.36% - 0.65% ]^(1/12)

                = 1.008514711

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                Beginning                                                                      Net            Ending
 Policy        Policy              Policy              Net            Monthly               COI         Investment            Policy
  Year          Month               Value          Premium          Deduction         Deduction             Factor             Value
  ----          -----               -----          -------          ---------         ---------             ------             -----
    5             1             22,528.07           $6,580               0.00            174.44        1.008514711         29,179.99
    5             2             29,179.99               $0               0.00            174.42        1.008514711         29,252.54
    5             3             29,252.54               $0               0.00            174.40        1.008514711         29,325.73
    5             4             29,325.73               $0               0.00            174.38        1.008514711         29,399.57
    5             5             29,399.57               $0               0.00            174.36        1.008514711         29,474.05
    5             6             29,474.05               $0               0.00            174.34        1.008514711         29,549.18
    5             7             29,549.18               $0               0.00            174.32        1.008514711         29,624.98
    5             8             29,624.98               $0               0.00            174.30        1.008514711         29,701.43
    5             9             29,701.43               $0               0.00            174.28        1.008514711         29,778.56
    5            10             29,778.56               $0               0.00            174.26        1.008514711         29,856.37
    5            11             29,856.37               $0               0.00            174.24        1.008514711         29,934.86
    5            12             29,934.86               $0               0.00            174.22        1.008514711         30,014.04

SURRENDER VALUE

        Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.


        Surrender                 Surrender                        Initial
        Charge           =        Charge per                       Face
                                  $1,000 of                 x      Amount
                                  Face Amount                      per $1,000


                         =               $3.85              x               $700

                         =        $2,695.00

        Surrender                 Ending Policy                    Surrender
        Value            =        Value                     -      Charge

                         =                 $30,014.04       -      $2,695.00

                         =        $27,319.04

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

              a) Face amount on the date of death, or

              b) The percentage of the policy value shown in compliance with
                 Federal Law Provisions

             For our example, the percentage of the policy value in compliance with Federal Law Provisions is 209%.

        Death
        Benefit at       =        The greater of (209% x End of Year Policy
        the End of                Value) or $700,000
        Year 5

                         =        The greater of $47,083.67 and $700,000

                         =         $700,000

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge declines to 0.40% in policy years 6-15 and is zero thereafter.
        Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0. The rates for the 42 year old illustrated are outlined as follows:

                          Surrender                                  Surrender
             Policy       Charge                      Policy         Charge
              Year        Per $1,000                   Year          Per $1,000

                1                $6.41                   6                $3.21
                2                $5.77                   7                $2.56
                3                $5.13                   8                $1.92
                4                $4.49                   9                $1.28
                5                $3.85                   10               $0.64


        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.